Exhibit 99-1


Bristol-Myers Squibb Company


Contact:          Patti Doykos Duquette              Timothy P. Cost
                  (609) 252-3390                     Investor Relations
                  (800) 862-0399 (pager)             (212) 546-4103
                  PIN: 17286500

                  Nancy Goldfarb
                  (212) 546-5107

                  Wilson Grabill
                  (Delaware media)
                  (609) 252-4551
                  (609) 203-4429 (cell)
                  (800) 862-0399 (pager)
                  PIN: 16175700



          BRISTOL-MYERS SQUIBB ACQUIRES DUPONT PHARMACEUTICALS COMPANY
    -- One of Several Moves to Become More Focused Pharmaceutical Company --
             -- Strengthens Virology and Cardiovascular Franchises,
                      R&D Pipeline and Discovery Efforts --

          (NEW YORK, October 2, 2001) - Bristol-Myers Squibb Company (NYSE:BMY) today announced that its $7.8 billion acquisition of DuPont Pharmaceuticals Company (DuPont Pharma) from DuPont (NYSE:DD) is complete. The acquisition, which was announced on June 7 and closed on October 1, is a key element of the company's growth strategy through a greater focus on its medicines business.

          "The acquisition of DuPont Pharma will make Bristol-Myers Squibb an even stronger pharmaceutical company," said Peter R. Dolan, chairman and chief executive officer, Bristol-Myers Squibb. "It will enable us to play a greater leadership role, particularly in the areas of

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virology and cardiovascular diseases, where there is a pressing need to expand treatments and find new and better therapies. Our combined research and development pipelines and truly innovative discovery efforts will usher in medical advances for years to come in many areas of great human need."

          With this acquisition, Bristol-Myers Squibb gains several important in-line products, including SUSTIVA(TM), the leading non-nucleoside reverse transcriptase inhibitor for the treatment of HIV/AIDS; COUMADIN(R), a widely-used oral blood anticoagulant; and CARDIOLITE(R), a leading cardiovascular medical imaging agent. The company also gains a rich and productive R&D pipeline that contains a number of early compounds with novel mechanisms that have the potential to be first in class and blockbusters. The pipeline includes compounds in five therapeutic areas - virology, cardiovascular diseases, inflammatory diseases, cancer and disorders of the central nervous system.

          Under the terms of the agreement, Bristol-Myers Squibb paid $7.8 billion in cash for DuPont Pharma. As Bristol-Myers Squibb stated on June 7, the transaction is expected to be accretive to earnings per share (EPS) beginning in 2003. In 2002, it will be dilutive to EPS by between zero and three cents. In 2003, the transaction will be accretive to EPS by between six and eight cents. In years following 2003, the annual EPS growth rate will be significantly enhanced, probably in the range of two percentage points per year. As a result of the transaction, the company expects to record a one-time, in-process R&D write off and restructuring liability in the range of $2 billion to $3 billion.

          The acquisition of DuPont Pharma is a key element in Bristol-Myers Squibb's Strategy for Growth, which provides for an intensified focus on the company's medicines business as its primary engine of growth through acquisitions, divestitures, joint ventures, and co-


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promotion and co-marketing arrangements. The strategy also envisions maximizing the company's high-potential growth products and accelerating its R&D pipeline.

          In addition to the DuPont Pharma acquisition, the company already has announced the sale of its Clairol haircare business, spun off its Zimmer orthopaedic implants business and announced an agreement to invest in ImClone Systems and to co-develop and co-promote IMC-C225, ImClone's promising investigational cancer therapy. Bristol-Myers Squibb also announced earlier that it expects to refile its New Drug Application with the U.S. Food and Drug Administration for VANLEV, a novel hypertension treatment that was discovered in the company's own labs.

          Bristol-Myers Squibb is an $18 billion pharmaceutical and related health care products company whose mission is to extend and enhance human life.

          This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company's financial position, results of operations, market position, product development, growth opportunities for existing products, operating efficiencies or synergies, and business strategy. These statements may be identified by the fact that they use words such as "anticipate", "estimate", "expect", "project", "intend", "plan", "believe", and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, market factors, competitive product development, governmental regulations and legislation,


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patent positions and litigation. For further details and a discussion of these and other risks and uncertainties, see the company's Securities and Exchange Commission filings, including the company's 2000 annual report or Form10-K. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

         Visit Bristol-Myers Squibb on the worldwide web at www.bms.com

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